UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2012

IDEXX LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19271	01-0393723
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

One IDEXX Drive, Westbrook, Maine	04092
(Address of principal executive offices)	(ZIP Code)

207.556.0300

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. to Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement

On December 5, 2012, IDEXX Laboratories, Inc. (the “Company”) and the staff of the Bureau of Competition of the U.S. Federal Trade Commission (“FTC”) entered into an Agreement Containing Consent Order to Cease and Desist (“Consent Agreement”), to resolve the FTC’s previously disclosed investigation into whether the Company has engaged in unfair methods of competition in violation of Section 5 of the Federal Trade Commission Act (“FTC Act”).

The Consent Agreement, once final, will have a ten-year duration, and will require that the Company not have exclusive distribution agreements with all three of MWI Veterinary Supply, Inc. (“MWI”), Butler Schein Animal Health, and Webster Veterinary. Under the Consent Agreement, we may have exclusive distribution agreements with two of those distributors.

On September 28, 2012, we entered into a modified distribution agreement with MWI that will become effective January 1, 2013. This modified agreement is a non-exclusive agreement as defined under the Consent Agreement and will cause us to be in compliance with the Consent Agreement.

The Consent Agreement remains subject to an approval process by the FTC Commissioners. The Consent Agreement and a draft complaint will now be presented to the Commissioners, and thereafter they will consider whether to approve the proposed draft complaint and proposed Consent Agreement. If the Commissioners approve the proposed draft complaint and proposed Consent Agreement, the proposed Consent Agreement will be published in the Federal Register and will be subject to public comment for 30 days, after which the Commission will decide whether to make the proposed Consent Agreement final.

The Consent Agreement provides that during the pendency of the approval process described above, the Company will comply with the terms of the Consent Agreement, which it has arranged to do by modifying its agreement with MWI.

The Company entered into the Consent Agreement for settlement purposes only, neither admitting that the law had been violated nor that the facts as alleged by the FTC staff in a proposed draft Complaint, other than the jurisdictional facts, are true. We continue to believe that our marketing and sales practices for companion animal veterinary products and services do not violate applicable antitrust laws.

Other Events

A copy of the press release issued by the Company on December 11, 2012, announcing that the Company entered into the Consent Agreement, is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

	(d)	Exhibits

99.1	Press Release entitled “IDEXX Laboratories Announces Entry Into Consent Agreement with FTC Bureau of Competition Staff,” issued by the Company on December 11, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEXX LABORATORIES, INC.

Date: December 11, 2012	By:	/s/ Conan R. Deady
Conan R. Deady
Corporate Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release entitled “IDEXX Laboratories Announces Entry Into Consent Agreement with FTC Bureau of Competition Staff,” issued by the Company on December 11, 2012.